  EXHIBIT 10.1

AGREEMENT FOR SHARE EXCHANGE

This AGREEMENT FOR SHARE EXCHANGE (this “Agreement”) is entered into on May 21, 2021, with an effective date of the Effective Time (as defined below), by and between Green Globe International, Inc., a Delaware corporation (“Buyer”), and the Owners of the common shares of Hempacco Co., Inc. (“Seller Group”). The members of the Seller Group collectively own 100% of the common shares of Hemapacco Co., Inc. (“Subsidiary Shares”) and are hereby identified below and on the signature page hereto.

RECITALS

WHEREAS, Buyer desires to acquire 18,394,410 shares of common stock of Hempacco Co., Inc. (“Hempacco”), such number of shares representing 100% of the issued and outstanding common stock of Hempacco in exchange for the consideration and upon the terms set forth below; and

WHEREAS, Seller Group, individually named below, desires to sell/exchange its holdings of the common shares of Hempacco, as set forth below;

SHAREHOLDER NAME	NUMBER OF SHARES HELD	% OF TOTAL

UST Mexico, Inc.	8,000,000	43.4888%
Juan Herrera	12,623	0.0686	%M
Cube 17, Inc.	585,000	3.1801%
Jerry Halamuda	177,016	0.9623%
Dennis Holba & Raffaella Marsh	28,000	0.1522	%M
Mexico Franchise Opportunity Fund L.P.	8,757,479	47.6066%
Dr. Stuart W. Titus	51,030	0.2774%
McKenzie Cook	102,016	0.5546	%M
Mario Taverna	102,367	0.5565	%M
Valentino Mordini	28,000	0.1522	%M
Romeo Fiore	28,000	0.1522	%M
Roger D. Ladd	28,000	0.1522	%M
Sylvester Barnes	28,000	0.1522	%M
James Lindsey	28,000	0.1522	%M
Sergio Oliveros (dba OS5 Technology)	100,000	0.5436%
Strategic Global Partners, Inc.	170,000	0.9241%
Primus Logistics	170,000	0.9241%
TOTAL:	18,395,532	100.0000%

WHEREAS, the Board of Directors of Buyer and Seller Group (as individuals) have each approved the proposed transaction, contingent upon satisfaction prior to closing of all of the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

THE EXCHANGE

1.1 The Exchange. At the Closing (as hereinafter defined), Buyer shall acquire the Subsidiary Shares, in consideration of Buyer issuing Seller Group 70,312,160,174 shares of Buyer’s common stock, representing 95% of the total issued and outstanding shares of Buyer (the “Shares”) (such exchange of shares shall be referred to herein as the “Exchange”). The Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. Immediately following completion of the share exchange transaction through the issuance of the Shares, Buyer shall have a total of 74,012,800,530 shares of its common stock issued and outstanding.

Individual members of the Seller Group will receive shares of Buyer’s common stock in proportion to their percentage holding of Hempacco stock, as set forth below;

SHAREHOLDER NAME	NUMBER OF BUYER’S SHARES	% OF TOTAL
UST Mexico, Inc.	30,577,928,723	43.4888%
Juan Herrera	48,247,782	0.0686	%M
Cube 17, Inc.	2,236,011,038	3.1801%
Jerry Halamuda	676,599,505	0.9623%
Dennis Holba & Raffaella Marsh	107,022,750	0.1522	%M
Mexico Franchise Opportunity Fund L.P.	33,473,197,809	47.6066%
Dr. Stuart W. Titus	195,049,486	0.2774%
McKenzie Cook	389,931,423	0.5546	%M
Mario Taverna	391,271,825	0.5565	%M
Valentino Mordini	107,022,751	0.1522	%M
Romeo Fiore	107,022,751	0.1522	%M
Roger D. Ladd	107,022,750	0.1522	%M
Sylvester Barnes	107,022,751	0.1522	%M
James Lindsey	107,022,751	0.1522	%M
Sergio Oliveros (dba OS5 Technology)	382,224,109	0.5436%
Strategic Global Partners, Inc.	649,780,985	0.9241%
Primus Logistics	649,780,985	0.9241%
TOTAL:	70,312,160,174	100.0000%

M = Mandatory Conversion

1.2 For federal income tax purposes, the Exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).

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1.2 Closing and Effective Time. Subject to the provisions of this Agreement, the parties shall hold a closing (the “Closing”) on (i) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived, or (ii) at such time and place as the parties hereto may agree. Notwithstanding the foregoing, May 21, 2021, shall be considered the effective date of the Exchange for tax and accounting purposes (the “Effective Time”), but in no event shall the Closing occur later than June 10, 2021, unless both parties agree, in writing, to extend the Closing beyond that date.

1.3 Actions at Closing. At Closing:

(a) Seller Group shall execute and deliver to Buyer the Subsidiary Shares and/or stock powers sufficient to transfer the Subsidiary Shares to Buyer.

(b) Buyer shall issue the Shares to individual Seller Group members.

(c) The parties to this Agreement further agree to execute, acknowledge and deliver such additional documents, take such additional actions and furnish such additional information as may be reasonably necessary to carry out fully the transactions contemplated by this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Buyer. Buyer represents and warrants to Seller Group as follows:

(a) Organization, Standing and Power. Buyer is and will be after the Effective Time a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except for any such failure, which when taken together with all other failures, is not likely to have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of Target Companies or Buyer, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

(b) Capitalization. As of the date of this Agreement, the authorized capital stock of the Buyer consists of 75,000,000,000 shares of common stock, $0.0001 par value, 3,700,640,356 shares of which are issued and outstanding, and which are fully paid, validly issued, and nonassessable, and 82,050 shares of preferred stock, 81,950 of which have been designated as Series C preferred stock, which are fully paid, validly issued, and nonassessable, the remaining 100 shares have been designated as Series A preferred stock which shall vote together with the shares of Common Stock of the Corporation as a single class and, regardless of the number of shares of “Series A” Preferred Stock outstanding and as long as at least one of such shares of “Series A” Preferred Stock is outstanding, shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of shareholders of the Buyer or action by written consent of shareholders. Each outstanding share of the “Series A” Preferred Stock shall represent the proportionate share of the 80% which is allocated to the outstanding shares of “Series A” Preferred Stock.

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Hempacco purchased 100 shares (representing 100% of the class) of the “Series A” Preferred Stock on March 22, 2021.

At Closing, Hempacco will return the 100 shares of “Class A” Preferred stock to Buyer for cancellation.

At Closing, no shares will be reserved for issuance, and there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Buyer to issue or to transfer from treasury any additional shares of its capital stock of any class.

(c) Articles of Incorporation and Bylaws. Copies of the Buyer’s Articles of Incorporation, as amended and restated, and Bylaws, which have been delivered to Seller Group, are true, correct and complete copies thereof.

(d) Authority. Buyer has all requisite power to enter into this Agreement and, subject to approval of the proposed transaction by its shareholders, has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate or shareholder proceedings on the part of Buyer are necessary to authorize the Exchange and the other transactions contemplated hereby.

(e) Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Articles of Incorporation or Bylaws of Buyer or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or its properties or assets except for any such conflict or violation, which when taken together with all other conflict or violation, is not likely to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer, or the consummation by Buyer of the transactions contemplated hereby.

(f) Books and Records. Buyer has made and will make available for inspection by Seller Group upon reasonable request all the books of account, relating to the business of Buyer. Such books of account have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Seller Group by Buyer are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws. Buyer is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

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(h) Employees. As of Closing, Buyer shall not have any employees and no employment agreements shall be in existence, and Buyer and shall not be bound by or subject to (and none of the assets or properties of Buyer shall be bound by or subject to) any arrangement or agreement with any labor union with respect to any employees of Buyer. None of Buyer’s prior employees within the past five years have been represented by any labor union or covered by any collective bargaining agreement. No campaign to establish such representation has been commenced or is currently in progress, and there is no pending or threatened labor dispute involving any group of Buyer’s employees or prior employees.

(i) Employee Compensation Plans.

(i) Buyer does not maintain or contribute to, or have any obligation to contribute to or have any liability (including a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) with respect to any plan, program, arrangement, agreement or commitment which is a written employment, consulting or deferred compensation agreement, or a written executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, stock option, stock purchase, stock appreciation rights, severance pay, life, health, disability or accident insurance plan, or other written insurance plan, program, arrangement, agreement or commitment, including any “insurance plan” as defined in Section 3(3) of ERISA (a “Plan”).

(ii) Buyer does not have any liability with respect to an obligation to provide benefits, including death or medical benefits (whether or not insured) with respect to any person beyond their retirement or other termination of service.

(iii) Buyer does not have any material liability, whether absolute or contingent, including any obligation under any insurance plans with respect to any misclassification of a person as an independent contractor rather than as an employee.

(iv) Buyer does not maintain any Plan, program or arrangement and is not a party to any contract that provides any person with any rights to acquire any equity securities of Buyer, or provides for any benefits or payments to any person based on or measured by the value of any equity security of Buyer.

(j) Insurance. All policies, if any, for (i) professional and Directors and Officers insurance coverage, (ii) property/casualty insurance coverage; (iii) health insurance coverage; and (iv) other insurance coverages maintained by Buyer are paid and will be in good standing through Closing.

(j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of Buyer threatened against or affecting Buyer, which is reasonably likely to have a Material Adverse Effect on Buyer, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against Buyer having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. Buyer and its subsidiaries or principals have not been charged with infringement of any unexpired patent, trademark, trademark registration, trade name, copyright, copyright registration, trade secret or any other proprietary or intellectual property right of any party in connection with the operation of its business. There are no employee-related claims pending or threatened against Buyer or its principals for sexual harassment, discrimination, or wrongful termination.

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(k) Permits and Licenses. Buyer has, and has had, all permits, licenses, orders and approvals of all federal, state, local or foreign governmental or regulatory bodies required for it to carry on its business as presently conducted, except those permits, licenses, orders and approvals the failure to obtain which individually or in the aggregate are reasonably likely to have no Material Effect.

(l) Taxes. Buyer has filed all tax returns and reports required to be filed as of the Closing with all other jurisdictions where such filing is required by law; and Buyer has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods or accruing prior to Closing. As of the Closing, Buyer knows of (i) no other tax returns or reports which were required to be filed which have not been so filed and (ii) no unpaid assessment for additional taxes for any fiscal period ending before the Closing.

(m) Title to Property. Buyer does not own any real property, and Buyer has good and merchantable title to its personal property and assets and all the personal property and assets reflected in the Buyer’s financial statements which have been filed with OTCMarkets.com, free and clear of all liens, encumbrances or charges, except for: (a) those incurred in the ordinary course of business; (b) statutory or common law liens or claims not yet delinquent; or (c) such imperfections of title, easements and encumbrances as do not materially detract from the value, or materially interfere with the present use, of such material properties or assets subject thereto or affected thereby.

2.2 Representations and Warranties of Seller Group. Seller Group represents and warrants to Buyer as follows:

(a) Organization, Standing and Power. Seller Group is comprised of five shareholders of Hempacco who held no executive positions or officerships and therefore cannot attest to the good standing of Hempacco or comment upon its business operations or its power or authority to carry on its business in the jurisdictions in which it operates.

(b) Authority. Seller Group has all requisite power to enter into this Agreement and has the requisite power and authority to consummate the transactions contemplated hereby. Except as specified herein, no other corporate proceedings on the part of Seller Group are necessary to authorize the Exchange and the other transactions contemplated hereby.

(c) Conflict with Agreements; Approvals. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the Articles of Incorporation of Incorporation or Bylaws of Buyer or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or their properties or assets except for any such conflict or violation, which when taken together with all other conflict or violation, is not likely to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Seller Group in connection with the execution and delivery of this Agreement by Seller Group, or the consummation by Seller Group of the transactions contemplated hereby.

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(d) Compliance with Laws. Seller Group is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental entity applicable to it, its properties or the operation of its businesses.

(e) Subsidiary Shares Free and Clear. The Subsidiary Shares are free and clear of any liens, claims, options, charges or encumbrances of any nature.

(f) Unqualified Right to Subsidiary Shares. Seller Group has the unqualified right to sell, assign, and deliver the Subsidiary Shares, and, upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and valid title to such Subsidiary Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

ARTICLE III

ADDITIONAL AGREEMENTS AND RELATED TRANSACTIONS

3.1 Restricted Shares. The Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), but will be issued pursuant to applicable exemptions from the registration requirements of the Securities Act. Accordingly, the Shares shall be considered “restricted securities” for purposes of the Securities Act, and the holders of Shares will not be able to transfer such shares except upon compliance with the registration requirements of the Securities Act or in reliance upon an available exemption therefrom. The certificates evidencing the Shares shall contain a legend to the foregoing effect.

3.2 Access to Information. Upon reasonable notice, Buyer and Seller Group shall each afford to the officers, employees, accountants, counsel and other representatives of the other company, access to all their respective properties, books, contracts, commitments and records and all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

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ARTICLE IV

CONDITIONS PRECEDENT TO CLOSING

4.1 Conditions to Each Party’s Obligation to Effect the Exchange. The respective obligations of each party to effect the Exchange shall be conditional upon the filing, occurring or obtainment by the other party of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental entity or by any applicable law, rule, or regulation governing the transactions contemplated hereby, as well as the satisfaction of the following conditions on or before the Closing:

(a) [Reserved].

4.2 Conditions to Obligations of Buyer. The obligation of Buyer to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing unless waived by Buyer:

(a) Representations and Warranties. The representations and warranties of Seller Group set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing as though made on and as of the Closing, except as otherwise stated in this Agreement, and Seller Group shall complete all government and legal process to transfer all of the Subsidiary Shares to Buyer.

4.3 Conditions to Obligations of Target Companies. The obligation of Seller Group to effect the Exchange is subject to the satisfaction of the following conditions on or before the Closing unless waived by Seller Group:

(a) Representations and Warranties. The representations and warranties of Buyer as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing as though made on and as of the Closing, except as otherwise stated in this Agreement.

ARTICLE V

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual consent of Buyer and Seller Group;

(b) by either Buyer or Seller Group if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party or parties, as set forth in this Agreement, which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Exchange shall have become final and non-appealable.

5.2 Effect of Termination. In the event of termination of this Agreement by any party as provided in Section 5.1, this Agreement shall forthwith become void and, subject to the following, there shall be no liability or obligation on the part of any party hereto. In the event of termination under Section 5.1(a), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. In the event of termination under Section 5.1(b), all costs and expenses incurred in connection with this Agreement by the non-breaching parties shall be paid by the breaching party.

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5.3 Amendment. This Agreement may be amended by mutual agreement of Buyer and Seller Group. Any such amendment must be by an instrument in writing signed on behalf of each of the parties hereto.

5.4 Extension; Waiver. At any time prior to the Closing, any party hereto, by action taken individually or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VI

GENERAL PROVISIONS

6.1 Survival of Representations, Warranties and Agreements. All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for as long as the applicable statute of limitation shall remain open.

6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to Buyer:

Green Globe International, Inc.

9925 Airway Road

San Diego, CA 92154

(b) If to Seller Group:

(b) i UST Mexico, Inc.

c/o Sandro Piancone, Suite 2-F

Incline Village, NV 89451

(b) ii Juan Herrera

[redacted]

(b) iii Cube 17, Inc.

c/o J.Olson

[redacted]

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(b) iv Jerry Halamuda

[redacted]

(b) v Dennis Holba & Raffaella Marsh.

[redacted]

(b) vi Mexico Franchise Opportunity Fund L.P.

c/o J.Olson

[redacted]

(b) vii Stuart W. Titus

[redacted]

(b) viii McKenzie Cook

[redacted]

(b) ix Mario Taverna

[redacted]

(b) x Valentino Mordini

[redacted]

(b) xi Romeo Fiore

[redacted]

(b) xii Roger D. Ladd

[redacted]

(b) xiii Sylvester Barnes

[redacted]

(b) xiv James Lindsey

[redacted]

(b) xv Sergio Oliveros

 [redacted]

(b) xvi Strategic Global Partners

c/o Sandro Piancone

[redacted]

(b) xvii Primus Logistics

9925 Airway Road

San Diego, CA 92154

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6.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrase “made available” in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

6.5 Entire Agreement; No Third-Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

6.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Delaware state court or any federal court in the State of Delaware in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

6.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

6.8 Publicity. Except as otherwise required by law or the rules of the SEC, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

6.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

ARTICLE VII

OTHER PROVISIONS

7.1 Bankruptcy, Insolvency, Etc. In the case of Buyer (a) instituting any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors, (b) instituting the dissolution, liquidation, or winding up of Buyer or any substantial portion of its business, or (c) Buyer being sued for an amount in excess of $100,000, each prior to the date which is eighteen (18) months following the Effective Time, this Agreement shall be deemed null and void in the sole discretion of either Buyer or Seller Group, and Buyer shall immediately return to Seller Group the Subsidiary Shares.

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IN WITNESS WHEROF, this Agreement has been signed by the parties set forth below as of the date set forth above.

BUYER:

Green Globe International, Inc.

/s/ Sandro Piancone
Name: Sandro Piancone
Title: Chief Executive Officer

Seller Group:

UST Mexico, Inc.

/s/ Sandro Piancone
Name: Sandro Piancone
Title: President

Juan Herrera

/s/ Juan Herrera
Name:
Title:

Cube 17, Inc.

/s/ Jorge Olson
Name: Jorge Olson
Title: President

Jerry Halamuda

/s/ Jerry Halamuda
Name: Title:

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Dennis Holba & Raffaella Marsh

/s/ Dennis Holba & Raffaella Marsh
Name:
Title:

Mexico Franchise Opportunity Fund L.P.

/s/ Jorge Olson
Name: Jorge Olson
Title: Managing Partner

Dr. Stuart W. Titus

/s/ Dr. Stuart W. Titus
Name:
Title:

McKenzie Cook

/s/ McKenzie Cook
Name:
Title:

Mark Taverna

/s/ Mark Taverna
Name:
Title:

Valentino Mordini

/s/ Valentino Mordini
Name:
Title:

Romeo Fiore

/s/ Romeo Fiore
Name:
Title:

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Roger D. Ladd

/s/ Roger D. Ladd
Name:
Title:

Sylvester Barnes

/s/ Sylvester Barnes
Name:
Title:

James Lindsey

/s/ James Lindsey
Name:
Title:

Sergio Oliveros

/s/ Sergio Oliveros
Name: Sergio Oliveros
Title:

Strategic Global Partners, Inc.

/s/ Sandro Piancone
Name: Sandro Piancone
Title: President

Primus Logistics

/s/ Sandro Piancone
Name: Sandro Piancone
Title: President

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